UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle Addison, Texas 75001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Matters

Previously Filed Unauthorized Form 8-K

On May 7, 2014, a Form 8-K with a Date of Report of May 2, 2014 (the “May 2 Form 8-K”) was filed with the Securities and Exchange Commission (the “Commission”), purportedly on behalf of Oryon Technologies, Inc. (“Oryon”). However, the current and legally designated management of Oryon (the “Management”) had no knowledge of such Form 8-K, and was unaware of its existence until reviewing the same upon its filing with the Commission. Management disavows the May 2 Form 8-K, including the substance and legal efficacy of all assertions made therein.

Upon information and belief, the May 2 Form 8-K was filed by, on behalf or at the behest of, or with the involvement of, the group contesting control of Oryon’s Board, as follows:

1.	EFL Tech B.V. (by the actions of certain of its officers or directors), which breached its agreement to make a payment to Oryon of $250,000 under the Subscription Agreement between the parties dated as of January 21, 2014, and has otherwise failed to work in good faith with Oryon after purchasing a majority of Oryon’s stock on such date;
2.	M. Richard Marcus, the former Chief Executive Officer and current affiliate of Oryon, who has brought a lawsuit against Oryon and certain of its directors, seeking, inter alia, to unwind the EFL transaction and, acting together with certain other Oryon stockholders, to sell a controlling equity interest in Oryon to a third party; and
3.	Myant Capital Partners, Inc. (by the actions of its Chief Executive Officer, Tony Chahine, or certain other officers), which had offered in the Fall of 2013 to purchase a majority of Oryon’s stock; Oryon’s board of directors, after extensive negotiation and consideration, rejected Myant’s offer as insufficient.

Management believes that the purported actions or events described in the May 2 Form 8-K are not legally valid, and that the person or persons who filed, or who participated in or directed the filing of, such Form 8-K were not legally entitled to do so under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	ORYON TECHNOLOGIES, INC.

	By:	/s/ Mark E. Pape
Mark E. Pape, Chief Financial Officer